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                American Century Strategic Asset Allocation
                Exhibit 77O

Fund            Issuer                Ticker            Principal Amount (US$)Principal Amount (Foreign$)
STRATAGG        Bank of China LTD     3988.HK                 $ 9,724,466,799        HKD 75,427,340,500.00
STRATMOD        Bank of China LTD     3988.HK                 $ 9,724,466,799        HKD 75,427,340,500.00

Fund            Issuer                 Amount PurchasedAmount Purchased (Foreign$)     Trade Date
STRATAGG        Bank of China LTD      $     675,376.56      HKD 5,238,524.49          5/25/2006
STRATMOD        Bank of China LTD      $     799,813.76      HKD 6,203,715.42          5/25/2006


Fund            Issuer                Price            Price-Foreign                  Underwriter
STRATAGG        Bank of China LTD              $0.3803               HKD 2.95             GSCO
STRATMOD        Bank of China LTD              $0.3803               HKD 2.95             GSCO

Fund            Issuer                Underwriting Spread     Currency         Underwriting Spread (US$)
STRATAGG        Bank of China LTD               0.322%          HKD                     $0.010
STRATMOD        Bank of China LTD               0.322%          HKD                     $0.010
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